UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 2)

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FILED BY A PARTY OTHER THAN THE REGISTRANT	/ /

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/ /	Preliminary Proxy Statement	/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SUTRON CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUTRON CORPORATION
21300 Ridgetop Circle
Sterling, Virginia 20166
(703) 406-2800

May 18, 2005

Dear Sutron Shareholder:

You are cordially invited to our Annual Meeting of Shareholders on Wednesday, June 1, 2005, beginning at 1:30 p.m., local time, at Sutron’s corporate headquarters, 21300 Ridgetop Circle, Sterling, Virginia. The Annual Meeting of Shareholders was originally scheduled for May 20, 2005 at 1:30 p.m., local time. The meeting was postponed to allow the Company to send to its shareholders revised proxy materials containing information that was inadvertently omitted from the previously delivered proxy materials. The revised proxy materials do not include any new proposals.

The March 28, 2005 record date has not changed. Accordingly, shareholders of record at the close of business on March 28, 2005 are entitled to notice of and vote at the meeting. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that shareholders vote “FOR” these proposals.

Although shareholders are not required to complete and execute a new proxy card, a shareholder will be entitled to revoke its previously mailed proxy by (i) submitting a later dated proxy card; (ii) written request that is received by the Secretary of the Company prior to the meeting date, or (iii) voting in person at the meeting.

We look forward to seeing you there.

Very truly yours,

Raul S. McQuivey
Chairman of the Board and
Chief Executive Officer

SUTRON CORPORATION
21300 Ridgetop Circle
Sterling, Virginia 20166
(703) 406-2800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON June 1, 2005

To the Holders of Common Stock of Sutron Corporation,

Notice is hereby given that the Annual Meeting of Shareholders of Sutron Corporation (the "Company") will be held at 21300 Ridgetop Circle, Sterling, Virginia, on Wednesday, June 1, 2005, at 1:30 p.m., local time, for the following purposes:

1.	To elect five directors to hold office until the next annual election of directors and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Thompson, Greenspon & Co., P.C. as independent accountants for fiscal year 2005; and

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Shareholders of record at the close of business on Monday, March 28, 2005, are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible. If you attend the meeting, you may vote in person even if you have returned a proxy.

By Order of the Board of Directors,

Thomas N. Keefer
Secretary
May 18, 2005

SUTRON CORPORATION
21300 Ridgetop Circle
Sterling, Virginia 20166
(703) 406-2800

PROXY STATEMENT

The enclosed Proxy is solicited on behalf of the Board of Directors of Sutron Corporation (the "Company") for use at its Annual Meeting of Shareholders to be held on Wednesday, June 1, 2005 at 1:30 p.m., local time, and at any adjournments thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of the Company, 21300 Ridgetop Circle, Sterling, Virginia 20166. The approximate date on which this Proxy Statement and the Proxy Card were first sent to shareholders of the Company is May 18, 2005.

After the enclosed Proxy Card is duly executed and returned, a shareholder may revoke the proxy at any time by written request that is received by the Secretary of the Company prior to the meeting or by voting in person at the meeting or by executing a later dated Proxy Card. The Proxy Card is in ballot form so that a specification may be made to vote for, or to withhold authority to vote for, the nominees for election as directors, or any of them, and to indicate whether the shareholder wishes to vote for or against, or abstain from voting upon the other proposal.

RECORD DATE AND VOTING RIGHTS

Shareholders of record at the close of business on Monday, March 28, 2005 are entitled to notice of and to vote at the meeting. On March 28, 2005, the Company had outstanding and entitled to vote 4,289,551 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on each matter to be voted upon at the meeting.

The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and “broker non-votes” (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that a quorum is present for the Annual Meeting, the five nominees for director who receive the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The appointment of the independent public accountants must be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. For purposes of this Proposal, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against such proposal. For purposes of this Proposal, broker non-votes are not counted as shares entitled to vote and therefore have no effect with respect to such proposal.

  Any Proxy Card which is returned by a Shareholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy Card (or their substitutes) will vote “FOR” the election of the Board of Directors’ nominees and “FOR” the ratification of the appointment of Thompson, Greenspon & Co., P.C. as independent accountants, and in the proxy holders’ discretion with regard to all other matters properly brought before the meeting. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or nominees will be voted in favor of the nominees for the Board of Directors and other proposals, as indicated in the accompanying proxy card. We urge you to vote your shares without delay.

The Company will bear the cost of preparing this Proxy Statement and the other costs of soliciting Proxies for the 2005 Annual Shareholders Meeting. In addition to solicitation by mail, solicitations may be made by personal interview or telephone by officers and employees of the Company, acting without additional compensation. Sutron anticipates that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed by Sutron for the out-of-pocket expenses incurred by them.

PRINCIPAL SHAREHOLDERS

The following table sets forth the names and addresses of all persons who beneficially owned, to the knowledge of the Company, more than 5% of the issued and outstanding shares of the Company's Common Stock on March 28, 2005.
		Percentage
Name and Address of	Number of Shares	Of Shares
Beneficial Owner	Beneficially Owned	Outstanding(1)

Raul S. McQuivey, Ph.D.	882,186(2)	19.9%
Kenneth W. Whitt	687,000(3)	15.2%
Thomas N. Keefer, Ph.D.	506,775(4)	11.8%
Daniel W. Farrell	295,660(5)	6.8%

(1)    As of March 28, 2005, the Company had 4,289,551 shares of Common Stock outstanding. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock, which that person could purchase by exercising outstanding options and options that will become exercisable within 60 days of March 28, 2005, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each person named in the table above has an address in care of Sutron Corporation, 21300 Ridgetop Circle, Sterling, Virginia 20166.

(2)    Dr. McQuivey’s holdings consist of 714,586 shares held by Dr. Raul S. McQuivey and Karen T. McQuivey, Dr. McQuivey’s wife, as Trustees for the Raul S. McQuivey Trust and the Karen T. McQuivey Trust, 30,000 shares held directly by Dr. McQuivey and 137,600 shares subject to options exercisable within 60 days after March 28, 2005.

(3)    Mr. Whitt’s holdings consist of 687,000 shares owned by Kenneth W. Whitt and Eva D. Whitt, Mr. Whitt's wife, as Joint Tenants with a Right of Survivorship.

(4)    Dr. Keefer’s holdings consist of 500,775 shares are held by Dr. Thomas N. Keefer and Sally E. Keefer, Dr. Keefer's wife, as Joint Tenants with a Right of Survivorship and 6,000 shares subject to options exercisable within 60 days after March 28, 2005.

(5)    Mr. Farrell’s holdings consist of 219,460 shares, of which 214,300 shares are owned by Daniel W. Farrell and Jill E. Farrell, Mr. Farrell's wife, as Joint Tenants with a Right of Survivorship and 76,200 shares subject to options exercisable within 60 days after March 28, 2005.

ELECTION OF DIRECTORS

The nominees for directors are Dr. Raul S. McQuivey, Daniel W. Farrell, Robert F. Roberts, Jr., Andrew D. Lipman and Thomas R. Porter. Dr. McQuivey, Mr. Farrell and Mr. Roberts are presently Directors of the Company. Mr. Lipman and Mr. Porter are new nominees for Director. Mr. Roberts, Mr. Lipman and Mr. Porter are non-employees of the Company and are independent as defined by Nasdaq listing standards. If Mr. Lipman and Mr. Porter are elected, a majority of the Company’s Board of Directors will be independent in accordance with Nasdaq listing standards. Sidney C. Hooper and Thomas N. Keefer, both Executive Officers of the Company, are not standing for re-election.

The Board of Directors of the Company recommends the election of the nominees to serve as directors of Sutron until the fiscal year 2006 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until the director's earlier death, resignation or removal. In the event that any nominees for directors should be unavailable to serve, which is not anticipated, the Board of Directors, in its discretion, may designate substitute nominees, in which event Proxies received by the Board of Directors will be voted for such substitute nominees.

The five nominees for director who receive the highest number of votes cast by the holders of shares entitled to vote in the election of Directors at the Annual Meeting will be elected. All duly submitted and unrevoked Proxy Cards will be voted “FOR” the nominees selected by the Board of Directors except where authorization to vote is withheld.

NOMINEES FOR DIRECTORS

Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during at least the past five years and the year of the commencement of his term as a director of the Company:

Raul S. McQuivey, Ph.D., age 66, has served as a director since 1976 and as President, Chief Executive Officer, and Chairman of the Board of Directors since January 1989. Dr. McQuivey served as Executive Vice President from September 1980 to January 1989, Treasurer of the Company from March 1983 to March 1984 and as Secretary from March 1983 until September 1989. Dr. McQuivey earned a B.S. in Civil Engineering from Utah State University in 1961, an M.S. in Civil Engineering (Hydraulics) from Colorado State University in 1963, and a Ph.D. in Civil Engineering (Hydraulics, Hydrology and Fluid Mechanics) from Colorado State University in 1967. He is a Registered Professional Engineer.

Daniel W. Farrell, age 52, has served as a director since 1988 and as Vice President of the Company since March 2, 1984 and Secretary since September 1, 1989. Mr. Farrell joined the Company in September 1976 as a staff scientist. He was promoted to the position of Director of

Engineering in August 1989. Mr. Farrell received a B.S. in Chemistry from Brigham Young University in 1976.

Robert F. Roberts, Jr., age 54, has served as a director since 2003. Mr Roberts was the founder, CEO and Chairman of Concepts Automation from 1975 to 1995. Concepts Automation, a computer systems integrator, grew from a one-man operation to employing over 220 people in six offices. Federal and state government agencies and Fortune 1000 companies were the primary clients. Sales in 1995 were in excess of $100 million when the company was sold. Mr. Roberts has served as a Director for Colgan Airways, a regional commuter airline from 1990 to present, as a Principal for Foresight Funding that manages private investments in tax free bonds, real estate and corporate obligations from 1995 to present and as Chairman, Trustee of Wakefield School, a private school that offers a classical curriculum for grades Pre-K to 12 from 1990 to present. Mr. Roberts received an Associates degree in Business Management from Northern Virginia Community College.

Andrew D. Lipman, age 53, has been a partner and head of the Telecommunications Group of Swidler Berlin Shereff Friedman, LLP, a Washington D.C. law firm since 1988. He is currently Vice Chairman of the firm. From 1987 to 1997, Mr. Lipman also served as Senior Vice President for Legal and Regulatory Affairs for MFS Communications, Co., a competitive telecommunications provider. He also currently serves as a member of the boards of directors of MPower Communications, a competitive telecom carrier; TMNG Inc., a telecommunications-related consulting firm and Nu Skin Enterprises, a personal care and nutritional supplements provider. He received a B.A. degree from the University of Rochester and a J.D. degree from Stanford University.

Thomas R. Porter, age 54, co-founded Value Consultants, LLC, a firm specializing in the provision of expert witness and litigation consulting services in 1996. Mr. Porter worked in the Defense Consulting Group of Peat, Marwick Mitchell & Co. from 1978-1983. From 1983 to 1989, he worked for the firm Laventhol & Horwath, CPAs and rose to the level of principal. From 1989 to 1993, Mr. Porter was the president of a management company and the chief financial officer of a privately-held distributor of building products. He was Director of Litigation Services for the Washington, D.C. office of Grant Thornton, LLP from 1993 until 1996. Mr. Porter is a Certified Public Accountant’ an attorney, a Certified Forensic Financial Analyst and a Certified Valuation Analyst. He received a B.S. and a M.S. in Industrial Engineering from the Georgia Institute of Technology and a J.D. degree from the George Washington University.

BOARD AND COMMITTEE MEETINGS

During the year ended December 31, 2004, the Board of Directors held three meetings. Each director attended all of the meetings of the Board. Although the Board currently does not have a standing audit committee or nominating committee because the Board historically performed the functions customarily assigned to those committees, the Board intends to form such committees in 2005.  The Board of Directors has determined that none of the current directors qualifies as an Audit Committee Financial Expert as defined under applicable law, and only Mr. Roberts met the standards of independence under Nasdaq listing standards. The compensation committee consisted of Dr. McQuivey and Mr. Roberts. They met twice during 2004.

As noted above, the Company currently does not have an Audit Committee and, accordingly, it also does not have an Audit Committee charter. The Board, however, expects to form an Audit Committee and adopt an Audit Committee charter in fiscal 2005. It is expected that the Audit Committee will consist of solely independent directors, as such term is defined in the Nasdaq listing standards, and, if elected, that Mr. Lipman, Mr. Roberts and Mr. Porter will be appointed as the members of the Audit Committee, with Mr. Porter serving as the chair of the Audit Committee. The Board of Directors has determined that Mr. Porter qualifies as an Audit Committee Financial Expert as defined applicable law. The Audit Committee’s primary responsibilities will be to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain and evaluate the performance of the independent accountants and the Company’s financial and accounting personnel.

During fiscal year 2004, the Compensation Committee was comprised of Dr. McQuivey and Mr. Roberts, and only Mr. Roberts was independent as defined in the Nasdaq listing standards. The Compensation Committee does not have a charter but expects to adopt a charter in fiscal 2005. It is expected that the Compensation Committee will consist of solely independent directors, as such term is defined in Nasdaq listing standards, and, if elected, Mr. Lipman, Mr. Roberts and Mr. Porter will be appointed as members of the Compensation Committee, with Mr. Roberts serving as chair the Compensation Committee. The Compensation Committee approves goals related to executive compensation and adjusts compensation paid to the President and CEO of the Company and all executive officers, and administers the Company’s incentive compensation plans, including cash bonus and stock option plans.

As noted above, the Company currently does not have a Nominating Committee and, accordingly, it also does not have a Nominating Committee charter. The Board, however, expects to form a Nominating Committee and adopt a Nominating Committee charter in fiscal 2005. It is expected that the Nominating Committee will consist of solely independent directors, as such term is defined in Nasdaq listing standards, and, if elected, that Mr. Lipman, Mr. Roberts and Mr. Porter will be appointed as the members of the Nominating Committee, with Mr. Lipman serving as the chair of the Nominating Committee. The Company did not engage a third party to assist in identifying and evaluating the individuals nominated for election as directors at this meeting. Historically, the Board has relied on recommendations from its members to identify nominee. Dr. McQuivey, Sutron’s Chief Executive Officer, recommended Mr. Lipman as a nominee for director and Mr. Roberts, a non-management director, recommended Mr. Porter as a nominee for director.

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including an evaluation of each candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of the Company’s shareholders. The Board does evaluate biographical information and interview selected candidates. The Board also considers whether a potential nominee would satisfy the Nasdaq listing standards for “independence” and the SEC’s definition of “audit committee financial expert.” The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Company does not have a formal policy with regard to the consideration of director candidates recommended by its shareholders; however shareholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Communicating with the Board of Directors”.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Shareholders who wish to send communications to the Board may do so by writing to the Secretary of the Company, Sutron Corporation, 21300 Ridgetop Circle, Sterling, Virginia 20166. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.” All such letters must identify the author as a shareholder and must include the shareholder’s full name, address and a valid telephone number. The name of any specific intended Board recipient should be noted in the communication. The Secretary will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, the Secretary or his designee will review such correspondence, and in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend the annual meeting. Four of the five members of the Board of Directors attended the 2004 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

The Company has no arrangement by which any of its officers are compensated for their services as directors and, therefore, Mr. Farrell and Dr. McQuivey did not and will not receive any additional remuneration for their services as directors. Mr. Roberts received compensation of $1,000 for attending board meetings in fiscal 2004 and received a stock option totaling 10,000 shares that vested immediately upon grant. Independent director fees will be increased to $1,500 per board meeting in fiscal 2005. The terms of any future stock option grants to the non-employee directors have not yet been determined for fiscal year 2005. Option agreements generally provide for immediate vesting of all unvested stock options in the event of a change in control of the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics is posted on the Company’s website at www.sutron.com under investors relations.

MANAGEMENT OWNERSHIP OF COMMON STOCK

Set forth below is information concerning stock ownership of each named executive officer, director and director nominee, and all directors and executive officers of the Company as a group, as of March 28, 2005. The information as to securities beneficially owned are, in each instance, based upon information furnished by each individual. As to the shares shown to be beneficially owned, the owner has sole investment and voting power, unless otherwise indicated.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
Raul S. McQuivey, Ph.D. (2)	882,186	19.9%
Thomas N. Keefer, Ph.D. (3)	506,775	11.8%
Daniel W. Farrell (4)	295,660	6.8%
Sidney C. Hooper (5)	126,200	2.9%
Robert F. Roberts (6)	20,000.5%
Andrew D. Lipman	0	—
Thomas R. Porter	0	—
All executive officers and directors as a group (7 in number)	1,830,821	41.9%

(1)    See Note 1 under "PRINCIPAL SHAREHOLDERS".
(2)    See Note 2 under "PRINCIPAL SHAREHOLDERS".
(3)    See Note 4 under "PRINCIPAL SHAREHOLDERS".
(4)    See Note 5 under "PRINCIPAL SHAREHOLDERS".

(5)    Includes 38,000 shares owned by Sidney C. Hooper and Malissa C. Hooper, Mr. Hooper's wife, as Joint Tenants with a Right of Survivorship and 88,200 shares subject to options exercisable within 60 days after March 28, 2005.

(6)    Includes 20,000 shares subject to options exercisable within 60 days after March 28, 2005.

EXECUTIVE OFFICERS

The following table furnishes information concerning Sutron’s executive officers as of March 28, 2005.

Name	Age	Title
Raul S. McQuivey	66	Chief Executive Officer and President
Daniel W. Farrell	52	Vice President
Sidney C. Hooper	46	Chief Financial Officer and Treasurer
Thomas N. Keefer	60	Vice President and Secretary

Sidney C. Hooper, age 46, has served as the Chief Financial Officer of the Company since 2003 and Treasurer of the Company since May 1993. Mr. Hooper joined the Company in August 1989 and was promoted to the position of Controller in January 1990. Prior to joining the Company, Mr. Hooper served as a Senior Accountant with Arthur Andersen & Company. Mr. Hooper received a B.S. in Accounting from Brigham Young University in 1983 and a Master of Accountancy from Brigham Young University in 1984.

Thomas N. Keefer, Ph.D., age 60, has served as Vice President of Software Services since 1997. He joined the Company in January 1977, as a Project Engineer and served as the Vice President of the Water Resources Division and the Integrated Systems Division from 1981 to 1997. Dr. Keefer has earned three degrees from Colorado State University, a B.S. in Civil Engineering in 1967, an M.S. in Civil Engineering (Hydraulics) in 1969 and a Ph.D. in Civil Engineering (Hydraulics, Hydrology and Fluid Mechanics) in 1971. He is a Registered Professional Engineer.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning the annual and long-term compensation paid by us during the last three completed years to our chief executive officer, and other executive officers, whom we refer to as our “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
				Other		Securities		All Other
Name and				Annual	Restricted	Underlying	LTIP	Compen-
Principal				Compen-	Stock	Options/	Payouts	sation
Position	Year	Salary	Bonus	sation	Awards	SARs(#)	($)	($)
Raul S. McQuivey	2004	$167,556	$32,270	—	—	—	—	$14,890 (1)
CEO	2003	$164,317	—	—	—	—	—	$3,148 (1)
	2002	$164,317	—	—	—	110,000	—	$3,148 (1)

Daniel W. Farrell	2004	$141,781	$27,306	—	—	—	—	$13,606 (2)
Vice President	2003	$136,377	—	—	—	—	—	$3,133 (2)
	2002	$136,377	—	—	—	90,000	—	$1,243 (2)

Sidney C. Hooper	2004	$125,807	$25,000	—	—	—	—	$12,464 (3)
CFO and Treasurer	2003	$114,250	—	—	—	—	—	$4,519 (3)
	2002	$114,250	—	—	—	120,000	—	$4,445 (3)

Thomas N. Keefer	2004	$100,000	$10,000	—	—	—	—	$6, 827 (4)
Vice President	2003	$98,500	—	—	—	—	—	$3,133 (4)
	2002	$98,500	—	—	—	15,000	—	$1,243 (4)

(1)	The amounts shown in this column for Dr. McQuivey are comprised of the following: (i) in 2004, 2003 and 2002 a payment of $3,148 for life insurance premiums on term life insurance and (ii) in 2004 a contribution of $11,742 to the Company’s 401(k) Plan on behalf of Dr. McQuivey.

(2)
The amounts shown in this column for Mr. Farrell are comprised of the following: (i) in 2004 a payment of $1,418 for life insurance premiums on term life insurance, in 2003 a payment of $1,175 for life insurance premiums on term life insurance and in 2002 a payment of $385 for life insurance premiums on term life insurance, (ii) in 2004 a contribution of $8,304 to the Company’s 401(k) Plan on behalf of Mr. Farrell, and (iii) in 2004 value of auto allowance relating to personal use of $3,884, in 2003 value of auto allowance relating to personal use of $1,958 and in 2002 value of auto allowance relating to personal use of $858.

(3)
The amounts shown in this column for Mr. Hooper are comprised of the following: in 2004, 2003 and 2002 a payment of $355 for life insurance premiums on term life insurance, (ii) in 2004 a contribution of $7,984 to the Company’s 401(k) Plan on behalf of Mr. Hooper, and (iii) in 2004 value of auto allowance relating to personal use of $4,125, in 2003 value of auto allowance relating to personal use of $4,164 and in 2002 value of auto allowance relating to personal use of $4,090.

(4)	The amounts shown in this column for Dr. Keefer are comprised of the following: (i) in 2004 a payment of $743 for life insurance premiums on term life insurance, in 2003 a payment of $3,133 for life insurance premiums on term life insurance, and in 2002 a payment of $1,243 for life insurance premiums on term life insurance and (ii) in 2004 a contribution of $6,084 to the Company’s 401(k) Plan on behalf of Dr. Keefer.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

There were no options/SAR grants for the year ended December 31, 2004 to the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUE

The following table summarizes information relating to stock exercises during the fiscal year ended December 31, 2004 by the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY- End ($) (1) Exercisable/ Unexercisable
Raul S. McQuivey	0	0	137,600/66,000	$1,095,140/$551,100

Daniel W. Farrell	0	0	76,200/54,000	$613,155/$450,900

Sidney C. Hooper	0	0	88,200/72,000	$713,355/$601,200

Thomas N. Keefer	0	0	6,000/9,000	$50,100/$75,150

(1)  On December 31, 2004, the closing price of the Company’s Common Stock on the Electronic Bulletin Board was $8.90.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The Company did not award long-term incentive plan awards to the Named Executive Officers during the fiscal year 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2004:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2) (3)

Equity compensation plans approved by shareholders	—	—	—

Equity compensation plans not approved by shareholders	719,000	$ .76	1,000

Total

(1)	Includes the Company’s 1996 Stock Option Plan, 1997 Stock Option Plan and 2002 Stock Option Plan.

(2)	Consists solely of shares issuable under the 1996 Stock Plan.

(3)	Excludes an additional 250,000 authorized under the Amended and Restated 2002 Stock Option Plan. The 2002 Stock Option Plan was amended in April 2005 to, among other things, increase the authorized shares from 400,000 shares to 650,000 shares.

EMPLOYMENT AGREEMENTS

The Company does not have any Employment Agreements and has no other plan or arrangement which would result in any executive officer receiving compensation as a result of their resignation, retirement or any other termination of employment with the Company. Option agreements do provide for the immediate vesting of all unvested stock options in the event of a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2003, the Company changed its banking relationship from M&T Bank to BB&T Bank. One aspect of the change was a reduction in the borrowing base amount due to the exclusion of inventory as collateral for borrowings. The Company obtained additional funds in the amount of $330,000 that were used for working capital by issuing promissory notes to Robert F. Roberts, Jr., Raul S. McQuivey and Thomas N. Keefer. These notes were payable on April 12, 2004. Mr. Roberts note was repaid in April 2004 including interest in the amount of $8,422. Mr. McQuivey and Mr. Keefer’s notes were repaid in September 2004 including interest of $6,213 and $3,575, respectively.

Name	Relationship	Issue Date	Note Amount	Rate
Robert F. Roberts, Jr.	Director	September 15, 2003	$200,000.00	7.25%
Raul S. McQuivey	Officer/Director	August 28, 2003	$80,000.00	7.25%
Thomas N. Keefer	Officer/Director	September 8, 2003	$50,000.00	7.25%
			$330,000.00

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company's directors and its executive officers are required to report ownership of the company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 2004. Mr. Roberts was subject to the reporting requirement of Section 16(a) and was delinquent in filing two required reports on Form 4. Mr. McQuivey, Mr. Keefer and Mr. Hooper were delinquent in filing one required report on Form 4.

REPORT OF THE AUDIT COMMITTEE

As noted above, the Company did not have an Audit Committee in 2004 and, accordingly, it also did not have an Audit Committee charter. The Board, however, expects to form an Audit Committee and adopt an Audit Committee charter in fiscal 2005. It is expected that the Audit Committee will consist of solely independent directors, as such term is defined in Nasdaq listing standards, and, if elected, that Mr. Lipman, Mr. Roberts and Mr. Porter will be appointed as the members of the Audit Committee, with Mr. Porter serving as the chair of the Audit Committee. The Board of Directors has determined that Mr. Porter qualifies as an Audit Committee Financial Expert as defined by applicable law. The Audit Committee’s primary responsibilities will be to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain and evaluate the performance of the independent accountants and the Company’s financial and accounting personnel.

In 2004, the Board oversaw the Company’s financial reporting process. The Company’s management has the primary responsibility for the financial statements and reporting process, which includes the Company’s systems for internal control. Thompson, Greenspon & Co., the Company’s independent auditors, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion, based on its audit, as to the conformity of such financial statements with accounting principles generally accepted in the United States. In carrying out its oversight responsibilities, the Board met with management and reviewed with management the audited financial statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. The review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Board also reviewed with Thompson, Greenspon & Co. who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Board under generally accepted auditing standards and SAS (Statement on Auditing

Standards) 61 as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Board discussed with Thompson, Greenspon & Co. their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board, including Standard No. 1, and received written disclosures required by that standard. The Board has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Board held a private session with the Company’s independent auditors, Thompson, Greenspon & Co., at which candid discussions of financial management, accounting and internal controls took place.

In reliance on the reviews and discussions referred to above, the Board recommended that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Board of Directors.
Raul S. McQuivey, Chairman
Daniel W. Farrell
Sidney C. Hooper
Thomas N. Keefer
Robert F. Roberts, Jr.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors considers it desirable that its appointment of the firm of Thompson, Greenspon & Co. as independent registered public accounting firm of the Company for fiscal year 2005 be ratified by the shareholders. Thompson, Greenspon & Co. has certified the Company's financial statements for all years beginning in 1976. Representatives of Thompson, Greenspon & Co. will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Thompson, Greenspon & Co. and the enclosed proxy will be so voted unless a vote against the proposal or an abstention is specifically indicated If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of Thompson, Greenspon & Co.

Aggregate fees for professional services rendered to the Company by Thompson, Greenspon & Co. as of or for the years ended December 31, 2004 and 2003 are summarized in the table below.

	2004	2003

Audit	$50,803	$43,000
Audit Related	0	0
Tax	5,000	5,500
All other	1,627	0
Total	$57,430	$48,500

Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the financial statements of the Company, income tax provision procedures and assistance with review of documents filed with the SEC.

Tax fees as of the years ended December 31, 2004 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

All other services include a transfer pricing review done in regards to income tax filings for Sutron’s Branch Office in India. The Company did not incur any fees for audit related work.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

During Fiscal 2004, the Board pre-approved all services (audit and permitted non-audit services) provided to Sutron by the Company’s independent auditor. The Board however has not adopted written policies and procedures in regards to pre-approval of audit and permitted non-audit services. The Board expects that the new Audit Committee will adopt written pre-approval policies and procedures in fiscal 2005.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The common stock of Sutron Corporation is quoted over the counter through the NASD Bulletin Board supplied by the National Association of Securities Dealers, Inc. under the symbol STRN, and through the Pink Sheet Service of the National Quotation Bureau, Inc. The table below sets forth the high and low sales prices for the past two years.

	2004		2003
	HIGH	LOW	HIGH	LOW
First Quarter	$1.70	$.65	$1.28	$.67
Second Quarter	3.75	1.25	1.40	.61
Third Quarter	4.50	2.80	1.35	.60
Fourth Quarter	12.00	3.90	1.45	.70

The Company has never paid a dividend and any future determination will be at the discretion of the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the 2005 Annual Shareholders Meeting. The enclosed Proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to other business that may come before the 2005 Annual Shareholders Meeting in addition to the scheduled items of business.

A copy of the Company's Annual Report for 2004, which includes financial statements and other information concerning the Company, is included with this Proxy material. Upon the written request by any shareholder entitled to vote at the 2005 Annual Shareholders Meeting, the Company will furnish that person without charge a copy of the Company's Form 10-KSB Annual Report for 2004 which is filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding the exhibits thereto.

SHAREHOLDERS PROPOSALS

Any shareholder proposals intended to be presented at Sutron's 2006 Annual Meeting of Shareholders must be received by Sutron at its offices at 21300 Ridgetop Circle, Sterling, Virginia 20166, on or before December 7, 2005, for consideration for inclusion in the proxy material for such Annual Meeting of Shareholders.

If a shareholder of the Company wishes to present a proposal before the 2006 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by March 12, 2006, and if a shareholder fails to provide such timely notice of a proposal to be presented at the 2006 Annual Meeting, the proxies designated by the Company’s Board of Directors will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Thomas N. Keefer
Secretary

May 18, 2005

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OF NOT YOU PLAN TO ATTEND, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAD SENT IN THEIR PROXIES.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SUTRON CORPORATION

The undersigned hereby appoints Thomas Keefer and Sidney C. Hooper proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Sutron Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held at 21300 Ridgetop Circle, Sterling, Virginia at 1:30 p.m. on June 1, 2005 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.	ELECTION OF DIRECTORS
NOMINEES: Raul S. McQuivey, Daniel W. Farrell, Robert F. Roberts, Jr., Andrew D. Lipman, Thomas R. Porter
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
For all nominees listed to the right (except as marked to the contrary) ☐
WITHHOLD AUTHORITY to vote for all nominees listed to the right ☐

2.	Ratification of Thompson, Greenspon & Co., P.C. as the independent certified public accountants of the corporation.

FOR       AGAINST     ABSTAIN
☐        ☐    ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated: ________________________________________________2005
______________________________________________________
(Signature)
______________________________________________________
(Signature if held jointly)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.